                                  Exhibit 24(i)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-31587 and No. 33-31588) of Oak Hill Sportswear Corporation of our report dated March 21, 1996 appearing on page 9 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 25 of this Form 10-K.








PRICE WATERHOUSE LLP

New York, New York
March 27, 1996



























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